EXHIBIT 23(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 24, 2000, relating to the financial statements and financial statement schedule, which appears in Stanley Furniture Company, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.


Richmond, Virginia                          /s/ PricewaterhouseCoopers LLP
September 6, 2000